The Whatifi Funds                        -1-                       May 23, 2000



                           SULLIVAN & WORCESTER LLP
                           1025 CONNECTICUT AVENUE, N.W.
                           WASHINGTON, D.C. 20036
                           TELEPHONE: 202-775-8190
                           FACSIMILE: 202-293-2275

767 THIRD AVENUE                            ONE POST OFFICE SQUARE
NEW YORK, NEW YORK 10017                    BOSTON, MASSACHUSETTS 02109
TELEPHONE: 212-486-8200                     TELEPHONE: 617-338-2800
FACSIMILE: 212-758-2151                     FACSIMILE: 617-338-2880


                                                              May 23, 2000



Whatifi Funds
790 Eddy Street
San Francisco, California 94105

                                                 The Whatifi Funds

Gentlemen:

         We have acted as counsel for the Whatifi Funds (the "Trust") in connection with the offer by the Trust of an unlimited number of shares of beneficial interest of the Trust (the "Shares") which are currently classified as five initial series portfolios (each a "Fund" and together, the "Funds"). We have participated in the preparation of the Trust's Registration Statement (the "Registration Statement") on Form N-1A relating to the Shares filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, on December 22, 1998 and Pre- Effective Amendment No. 1 to the Registration Statement to be filed with the Commission on or about May 24, 2000. The Prospectus included in each Registration Statement as amended to date is herein called the "Prospectus."

         In so acting, we have participated in the preparation of the Declaration of Trust of the Trust, dated December 15, 1999 (the "Declaration of Trust"). We have also examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments, and have made such other investigations, as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

         We are admitted to the Bars of The Commonwealth of Massachusetts and the District of Columbia and generally do not purport to be familiar with the laws of the State of Delaware. To the extent that the conclusions based on the laws of the State of Delaware are involved in the opinions set forth herein below, we have relied, in rendering such opinions, upon our examination of Chapter 38 of Title 12 of the Delaware Code Annotated, as amended, entitled "Treatment of Delaware Business


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The Whatifi Funds                       -2-                        May 23, 2000


Trusts"  (the   "Delaware   business   trust  law")  and  on  our  knowledge  of
interpretation of analogous common law of The Commonwealth of Massachusetts.

         This letter expresses our opinion as to the provisions of the Trust's Agreement and Declaration of Trust, but does not extend to the Delaware Uniform Securities Act, or to other federal or state securities laws or other federal laws.

         Based upon the foregoing and subject to the qualifications set forth herein, we hereby advise you that, in our opinion:

     1. The Trust is validly existing as a Trust with transferable shares under the laws of the State of Delaware.

         2. The Trust is authorized to issue an unlimited number of shares of beneficial interest, the Shares have been duly and validly authorized by all action of the Trustees of the Trust, and no action of the shareholders of the Trust is required in such connection.

         We understand that this opinion is to be used in connection with the registration of the Shares for offering and sale pursuant to the Securities Act of 1933, as amended. We consent to the filing of this opinion with and as a part of the Registration Statement.

                                     Very truly yours,

                                     /s/ Sullivan & Worcester LLP
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                                     SULLIVAN & WORCESTER LLP




































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